EXHIBIT 99.2

Media Contact:	Investor Contact:
David Schull or Wendy Lau Russo Partners 212-845-4271 David.Schull@russopartnersllc.com Wendy.Lau@russopartnersllc.com	Andreas Marathovouniotis Russo Partners 212-845-4253 Andreas.Marathis@russopartnersllc.com

Alfacell Announces Management Update

SOMERSET, N.J., Dec. 12, 2008 – Alfacell Corporation (NASDAQ: ACEL) today announced that Lawrence A. Kenyon, its president, chief financial officer and corporate secretary, will resign as an employee of Alfacell as of today. Mr. Kenyon will remain on the board of directors of Alfacell and will also serve as acting president, chief financial officer and corporate secretary until at least January 31, 2009. Mr. Kenyon has accepted a full time position as executive vice president of finance at Par Pharmaceutical, Inc., effective December 15, 2008.

In addition, the company has also announced that it will undertake a cost reduction program focused on reducing and/or eliminating all development program and personnel costs not essential to its efforts to complete a rolling New Drug Application (NDA) submission for ONCONASE in patients suffering from unresectable malignant mesothelioma. The goal of this cost reduction program is to best position the company to be able to maintain operations after receiving guidance from the FDA at its pre-NDA meeting at the end of January 2009.

About ONCONASE®

ONCONASE is a first-in-class therapeutic product candidate based on Alfacell's proprietary ribonuclease (RNase) technology. A natural protein isolated from the leopard frog, ONCONASE has been shown in the laboratory and clinic to target cancer cells while sparing normal cells. ONCONASE triggers apoptosis, the natural death of cells, via multiple molecular mechanisms of action.

Alfacell has licensed the U.S. commercial rights for ONCONASE to Strativa Pharmaceuticals, a division of Par Pharmaceutical, Inc. Strategic marketing and distribution agreements for ONCONASE have been secured with Megapharm Ltd. for Israel, BL&H Co. Ltd. for Korea, Taiwan and Hong Kong, USP Pharma Spolka Z.O.O., an affiliate of US Pharmacia, for Eastern Europe, and GENESIS Pharma, S.A. for Southeastern Europe.

ONCONASE has been granted fast track status and orphan-drug designation for the treatment of malignant mesothelioma by the FDA. Additionally, ONCONASE has been granted orphan-drug designation in the European Union and Australia.

About Alfacell Corporation

Alfacell Corporation is the first company to advance a biopharmaceutical product candidate that works in a manner similar to RNA interference (RNAi) through late-stage clinical trials. The product candidate, ONCONASE, is an RNase that overcomes the challenges of targeting RNA for therapeutic purposes while enabling the development of a new class of targeted therapies for cancer and other life-threatening diseases. For more information, visit www.alfacell.com.

Safe Harbor

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainty whether the clinical trial results will allow the company to complete submission of a New Drug Application and if a New Drug Application submission is completed, uncertainty whether FDA will file or approve such application, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials or differences of opinion in interpreting the results of clinical trials, the company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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